Exhibit 10.2

February 19, 2013

Dr. Bornstein Ltd.

18 Reines St.

Tel Aviv, Israel

Re:  Investment in Bluesphere Corp.

Dear Dr. Bornstein:

This will confirm the terms on which you will invest in Bluesphere Corp (“Bluesphere”). You will invest an aggregate of $75,000 in Bluesphere in three instalments as follows: (i) $25,000 in March 2013, (ii) $25,000 in April 2013 and (iii) $25,000 in May 2013. For each instalment of $25,000, you will receive 10,000,000 shares of our common stock. These shares will be restricted and may only be offered or sold pursuant to a registration statement under the Securities Act of 1933, as amended, or an exemption therefrom. Please indicate your acceptance of such terms by counter-signing where indicated below.

Yours truly,

Shlomi Palas, CEO

Agreed and accepted:

Dr. Bornstein Ltd.

Authorized Signatory